Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of September 15, 2025 (the “Amendment Date”), is entered into by and among KIRKLAND’S STORES, INC., a Tennessee corporation (“Lead Borrower), the other Loan Parties party hereto, the lenders party hereto (the “Lenders”) and BED BATH & BEYOND, INC., a Delaware corporation (f/k/a Beyond, Inc., a Delaware corporation), as the Administrative Agent and Collateral Agent (in such capacities, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Credit Agreement (as defined below).

RECITALS

A.    Lead Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Agent are party to that certain Amended and Restated Term Loan Credit Agreement, dated as of May 7, 2025 (as amended, restated, supplemented or otherwise modified in writing prior to the date hereof, the “Credit Agreement”).

B.    The Loan Parties have requested that the Agent and the Lenders amend, and the Agent and the Lenders have agreed to amend, the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, and in reliance on the representations, warranties, covenants and other agreements of the Loan Parties contained herein, the Loan Parties, Agent and the Lenders party hereto agree that the Credit Agreement is hereby amended as follows (the Credit Agreement as so amended, the “Amended Credit Agreement”):

(a)    the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit A hereto; and

(b)    Schedule 2.01 of the Credit Agreement shall be amended to add the Delayed Draw Term Loan Commitments and the related Applicable Percentages specified on Exhibit B hereto.

SECTION 2.    Representations and Warranties of the Loan Parties. In order to induce the Agent and the Lenders to enter into this Amendment, each of the Loan Parties represent and warrant that:

(a)    Each Loan Party (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Amended Credit Agreement, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    The execution, delivery and performance of this Amendment and the performance of the Amended Credit Agreement by each Loan Party has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Security Documents); or (d) violate any Law.

(c)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Amended Credit Agreement (as the case may be), except for such as have been obtained or made and are in full force and effect.

(d)    This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment and the Amended Credit Agreement each constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)    All of the representations and warranties of the Loan Parties under this Amendment and the other Loan Documents are true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) as of the date hereof (or if, any such representation or warranty relates to an earlier date, such earlier date), immediately before and immediately after giving effect to this Amendment, the Amended Credit Agreement and the transactions contemplated herein and therein.

(f)    There shall not exist any Default or Event of Default, in each case immediately before and after giving effect to this Amendment, the Amended Credit Agreement and the transactions contemplated herein and therein.

(g)    Since February 1, 2025, there has occurred no event which has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.    Effectiveness. This Amendment shall be effective at the time that each of the conditions precedent set forth in this Section 3 shall have been met (such date, the “Effective Date”):

(a)    Amendment. The Agent shall have received duly executed counterparts of this Amendment signed by the Loan Parties and the Lenders.

(b)    Payment of Legal Fees and Expenses. The Loan Parties shall have paid all reasonable and documented out-of-pocket costs and expenses of the Agent and its professional advisors (including, without limitation, Latham & Watkins LLP) incurred in connection with this Amendment and the other documents related thereto.

(c)    Representations and Warranties. The representations and warranties contained herein shall be true, correct and complete in all respects.

(d)    No Default, Event of Default. There shall exist no Default or Event of Default, in each case, immediately before and after giving effect to this Amendment, the Amended Credit Agreement and the transactions contemplated herein and therein.

(e)    Closing/Solvency Certificate. The Agent shall have received a certificate of a Responsible Officer of the Lead Borrower certifying as to (i) the satisfaction of the conditions precedent set forth in Sections 3(c) and (d) of this Amendment, (ii) the Solvency of the Loan Parties as of the Effective Date after giving effect to the Amendment, the Amended Credit Agreement and the transactions contemplated herein and therein, and (iii) either that (A) no consents, licenses or approvals are required in connection with the execution, delivery and performance of this Amendment and the performance of the Amended Credit Agreement by such Loan Party and the enforceability against such Loan Party of the Amendment and the Amended Credit Agreement, or (B) that all such consents, licenses and approvals have been obtained and are in full force and effect.

(f)    Secretary’s Certificate. The Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require certifying (i) the authority of such Loan Party to enter into this Amendment and to perform its obligations hereunder and under the Amended Credit Agreement, (ii) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the Amended Credit Agreement, (iii) (A) that attached thereto are true, correct and complete copies of such Loan Party’s Organization Documents and that such Organization Documents are in full force and effect as of the Effective Date or (B) that there have been no changes to the Organizational Documents of such Loan Party since true, correct and complete copies of the same were delivered to the Agent on the Original Closing Date (as defined in the Amended Credit Agreement),and (iv) that such Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect (as evidenced by Certificates of Good Standing (or equivalent documents) issued on a recent date by the Secretary of State (or equivalent Person) in the jurisdiction of formation of such Loan Party.

(g)    Notes. The Agent shall have received Delayed Draw Term Loan Notes in favor of each Lender requesting an Amendment No. 1 Term Loan Note.

(h)    IP Purchase. The Closing (as defined in the Intellectual Property Purchase Agreement) shall have occurred and the Administrative Agent shall have received all material documents entered into in connection therewith (including, for the avoidance of doubt, all documentation evidencing the BofA Closing Consent (as defined in the Intellectual Property Purchase Agreement)).

(i)    Opinion. The Agent shall have received a favorable opinion of Bass, Berry & Sims PLC, counsel to the Loan Parties, addressed to the Agent and each Lender and addressing such matters concerning the Loan Parties, the Amendment and the Amended Credit Agreement as the Agent may reasonably request;

(j)    Intercreditor Agreement Amendment. The Agent shall have received an amendment to the ABL Intercreditor Agreement, in form and substance acceptable to the Agent and duly executed by the persons party thereto.

(k)    ABL Credit Agreement Amendment. The Agent shall have received an amendment to the ABL Credit Agreement (which, for the avoidance of doubt includes a consent to this Amendment), in form and substance acceptable to the Agent and duly executed by the persons party thereto.

(l)    Lien Searches. The Agent shall have received Lien search results with respect to the Loan Parties from all jurisdictions and filing offices reasonably requested by the Agent disclosing no Liens with priority senior to the Liens on the assets of the Loan Parties granted or to be granted pursuant to the Security Documents, except Liens permitted under Section 7.01 of the Amended Credit Agreement.

SECTION 4.    Reference to and Effect upon the Loan Documents.

(a)    Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Amended Credit Agreement and the other Loan Documents, and all rights of the Lenders and all of the Obligations, shall remain in full force and effect. Each of the Loan Parties hereby confirms that the Amended Credit Agreement and the other Loan Documents are in full force and effect and that, as of the Effective Date, no Loan Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Amended Credit Agreement or any other Loan Document.

(b)    The execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Amended Credit Agreement, this Amendment or any other Loan Document or (ii) except as expressly provided herein, amend, modify or operate as a waiver of any provision of the Amended Credit Agreement or any other Loan Documents or any right, power or remedy of any of the Lenders.

(c)    From and after the Effective Date, (i) the term “Agreement” in the Amended Credit Agreement, and all references to the Credit Agreement in any Loan Document, shall mean the Amended Credit Agreement and (ii) the term “Loan Documents” in the Amended Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)    Neither the Agent nor any other Lender has waived, is by this Amendment waiving or has any intention of waiving (regardless of any delay in exercising such rights and remedies) any Default or Event of Default which may be continuing on the Effective Date or any Default or Event of Default which may occur after the Effective Date, and neither the Agent nor any Lender has agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, which may have occurred or are continuing as of the Effective Date, or which may occur after the Effective Date.

(e)    This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Amended Credit Agreement or any other Loan Document.

SECTION 5.    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement

SECTION 6.    Costs and Expenses. As provided in Section 10.04 of the Amended Credit Agreement, the Loan Parties agree to reimburse the Agent for all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Agent in connection with this Amendment.

SECTION 7.    Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Actions Commenced by Loan Parties.. Section 10.14 of the Amended Credit Agreement is incorporated herein by reference as if separately set forth in full herein.

SECTION 8.    Headings. Headings used in this Amendment are for convenience only and shall not affect the interpretation of any provision hereof.

SECTION 9.    Loan Document. This Amendment shall constitute a Loan Document. For the avoidance of doubt, any breach of the representations, warranties and covenants contained in this Amendment shall be an Event of Default under the Amended Credit Agreement.

SECTION 10.    Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property, proxy rights with respect to its owned or issued equity or otherwise acts as accommodation party, indemnitor or guarantor, as the case may be, hereby (i) acknowledges, ratifies and reaffirms that all Obligations constitute valid and existing “Obligations” under the Amended Credit Agreement (including all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto)) and (ii) to the extent such Loan Party pledged, granted liens on or security interests in (or any other similar rights) any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Loan Documents, acknowledges, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such pledges, security interests, liens and other similar rights remain in full force and effect notwithstanding the effectiveness of this Amendment to secure all of the Obligations arising under or pursuant to and as defined in the Amended Credit Agreement. Without limiting the generality of the foregoing, each Loan Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Amended Credit Agreement and (B) that the related guarantees and grants of security contained in such Loan Documents shall include and extend to such Obligations. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

SECTION 11.    Severability. Section 10.12 of the Amended Credit Agreement is incorporated herein by reference as if separately set forth in full herein.

SECTION 12.    Counterparts; Integration; Effectiveness. Section 10.10 of the Amended Credit Agreement is incorporated herein by reference as if separately set forth in full herein.

SECTION 13.     Release of Claims. In consideration of the Lenders’ agreements contained in this Amendment, each Loan Party signatory hereby irrevocably releases and forever discharges the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any such Loan Party ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Agent, any Lender or any other Released Person relating to the Amended Credit Agreement or any other Loan Document on or prior to the date hereof.

SECTION 14.    Assignments; No Third Party Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the Agent, the Borrowers, the other Loan Parties, each Lender and their respective successors and permitted assigns. No Person other than the Borrowers, the other Loan Parties, the Lenders and in the case of Section 13, the Released Persons, shall have any rights hereunder or be entitled to rely on this Amendment and all third-party beneficiary rights (other than the rights of the Released Persons under Section 13 hereof) are hereby expressly disclaimed.

SECTION 15.    Post-Closing Obligations. The Borrowers shall deliver to Agent, within five (5) Business Days after the Effective Date, evidence in form and substance reasonably acceptable to Agent that ABL Agent’s Liens encumbering the Acquired Assets (as defined in the Intellectual Property Purchase Agreement) have been released.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

KIRKLAND’S STORES, INC., as Lead Borrower and as a Borrower

By:	/s/ Andrea K. Courtois
Name:	Andrea K. Courtois
Title:	Senior Vice President and Chief Financial Officer

KIRKLAND’S TEXAS, LLC, as a Borrower

By:	/s/ Andrea K. Courtois
Name:	Andrea K. Courtois
Title:	Senior Vice President and Chief Financial Officer

OTHER LOAN PARTIES:

THE BRAND HOUSE COLLECTIVE, INC. (f/k/a Kirkland’s, Inc.), as Parent and as a Guarantor

By:	/s/ Andrea K. Courtois
Name:	Andrea K. Courtois
Title:	Senior Vice President and Chief Financial Officer

KIRKLAND’S DC, INC., as a Guarantor

By:	/s/ Andrea K. Courtois
Name:	Andrea K. Courtois
Title:	Senior Vice President and Chief Financial Officer

BED BATH & BEYOND, INC. (f/k/a Beyond Inc.), as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Marcus Lemonis
Name:	Marcus Lemonis
Title:	Executive Chairman